UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)     June 20, 2007

                            AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                            0-24393            13-3945947
    (State or other jurisdiction        (Commission        (IRS Employer
    of incorporation)                   File Number)       Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                      6021
(Address of principal executive offices)                     (Zip Code)

Registrant's Telephone Number, including the area code:    (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AURORA GOLD CORPORATION
-----------------------

Item 8.01   Other Events

Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce drilling is scheduled to upgrade and increase the resource estimate for the Molly occurrence on the Company's Sao Domingos property.

After reviewing the geology and grade continuity from previous drilling on the Molly Resource at the Sao Domingos project, the Company is pleased to announce that drilling is scheduled to begin within the next 2 weeks. Drilling will target extensions of the current resource as well as to infill current drilling to increase the confidence levels.

The Company plans to define 3 years worth of reserves over the next 6 months to enable feasibility studies to be conducted on a 300,000 tonne/year processing facility with the view to commencing production in 2008. Currently the resource still remains open along strike in both directions and at depth. Aurora will continue to evaluate the potential, and is confident that Molly could evolve and link up with other noted targets further along strike. A geophysical survey is planned for later in the year to test the strike continuity of the Molly mineralised structure.

Aurora Gold is a mineral exploration company focusing on the exploration and development of its 7 exploration properties in the Tapajos Gold Province, State of Para, Brazil. The project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


Item 9.01   Financial Statements and Exhibits

(d)   Exhibits:

99.1 Aurora Gold Corporation news release issued June 20, 2007 and disseminated through the facilities of recognized newswire services.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  AURORA GOLD CORPORATION


Date: June 20, 2007                               by: /s/ A. Cameron Richardson
      -------------                                   -------------------------
                                                          A. Cameron Richardson
                                                          CFO and Director